Exhibit 4.1

Execution Version

AMENDMENT NO. 7 AND JOINDER

TO

FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment and Joinder to First Amended and Restated Registration Rights Agreement (this “Amendment”) is dated as of August 1, 2013 by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”, and the general partner of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”)), Oilfield Water Lines, LP, a Texas limited partnership (“OWL”, and the designated representative of the limited partners thereof, and of the members of Oilfield Water Lines GP, LLC, a Texas limited liability company (“OWL GP”)), and Terry G. Bailey, an individual (“Mr. Bailey”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Rights Agreement (as defined below).

R E C I T A L S

WHEREAS, the Partnership is party to that certain First Amended and Restated Registration Rights Agreement dated as of October 3, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”);

WHEREAS, reference is hereby made to that certain (i) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, High Sierra Water-Eagle Ford, LLC, a Delaware limited liability company (“HSE”), OWL, PJB Irrevocable Trust (the “Trust”) and OWL Cotulla SWD, LLC (as amended, restated or otherwise modified from time to time, the “Cotulla Transfer Agreement”), (ii) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, HSE, High Sierra Transportation, LLC, OWL, HR OWL, LLC, OWL Operating, LLC, OWL Lotus, LLC and Lotus Oilfield Services, L.L.C. (as amended, restated or otherwise modified from time to time, the “Lotus Transfer Agreement”), (iii) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, HSE, OWL, the Trust and OWL Nixon SWD, LLC (as amended, restated or otherwise modified from time to time, the “Nixon Transfer Agreement” and, together with the Cotulla Transfer Agreement and the Lotus Transfer Agreement, the “Transfer Agreements”), pursuant to which, among other things, OWL, the Trust and certain other Persons affiliated with OWL and OWL GP will receive Common Units in connection with the consummation of the transactions contemplated thereunder;

WHEREAS, the execution and delivery of this Amendment is a condition precedent to the consummation of the transactions contemplated under each Transfer Agreement;

WHEREAS, pursuant to Section 6(c) of the Registration Rights Agreement, the General Partner may make certain amendments to the Registration Rights Agreement in its sole discretion and without any further approval rights or action by or on behalf of the Holders in connection with the issuance by the Partnership of Common Units in connection with an acquisition or similar transaction involving the Partnership; and

WHEREAS, the General Partner desires to join each of OWL and Mr. Bailey as a party to the Registration Rights Agreement in a capacity as a Rights Holder and amend the Registration Rights Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree:

1.                                      Amendment of Registration Rights Agreement.

(a)                                 The fourth sentence of the definition of “Affiliate” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything in the foregoing to the contrary, (i) HOH and its respective Affiliates (other than the General Partner or any Group Member), on the one hand, (ii) NGL Holdings and its Affiliates (other than the General Partner or any Group Member), on another hand, (iii) the IEP Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, (iv) the Osterman Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, (v) SemStream and its Affiliates (other than the General Partner or any Group Member), on another hand, (vi) the Pacer Propane Group and their respective Affiliates, on another hand, (vii) Downeast and its Affiliates (other than the General Partner or any Group Member), on another hand, (viii) NGP and its Affiliates (other than the General Partner or any Group Member), on another hand, (ix) Enstone and its Affiliates (other than the General Partner or any Group Member), on another hand, (x) the Jensen Investors and each of their Affiliates, on another hand, (xi) OWL and its Affiliates, on another hand, and (xii) Mr. Bailey and his Affiliates, on another hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the General Partner or any Affiliate (disregarding the immediately preceding sentence) of any Group Member or the General Partner.

(b)                                 The definition of “Transaction Documents” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Transaction Documents” means (i) the Partnership Agreement, (ii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of November 1, 2011, as amended from time to time, (iii) with respect to the Initial Holders, the Contribution, Purchase and Sale Agreement, (iv) with respect to the Osterman Group, the Contribution and Sale Agreement, (v) with respect to SemStream, the SemStream—NGL Contribution Agreement, (vi) with respect to the Pacer Propane Group, the Pacer—NGL Contribution Agreements, (vii) with respect to Downeast, the Downeast—NGL Contribution Agreement, (viii) with respect to NGP, the High Sierra—NGL Merger Agreement, (ix) with respect to Enstone, the Enstone—NGL Contribution Agreement, (x) with respect to the Jensen Investors, the Jensen—NGL Call Agreement, and (xi) with respect to OWL and Mr. Bailey, the OWL/Bailey Transfer Agreements.

(c)                                  Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions of “Mr. Bailey”, “OWL,” and “OWL/Bailey Transfer Agreements” thereto:

“Mr. Bailey” means Terry G. Bailey, an individual.

“OWL” means Oilfield Water Lines, LP, a Texas limited partnership.

“OWL/Bailey Transfer Agreements” means, collectively, that certain (i) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, High Sierra Water-Eagle Ford, LLC, OWL, PJB Irrevocable Trust and OWL Cotulla SWD, LLC, (ii) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, High Sierra Water-Eagle Ford, LLC, High Sierra Transportation, LLC, OWL, HR OWL, LLC, OWL Operating, LLC, OWL Lotus, LLC and Lotus Oilfield Services, L.L.C., (iii) LLC Interest Transfer Agreement dated as of August 1, 2013 by and among the Partnership, High Sierra Water-Eagle Ford, LLC, OWL, the Trust and OWL Nixon SWD, LLC, each as amended, restated, supplemented or otherwise modified from time to time.

2.                                      Joinder.

(a)                                 Each of OWL and Mr. Bailey acknowledges receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, by execution of this Amendment does hereby agree to be bound by the terms, conditions and agreements contained therein in capacity as a Rights Holder thereunder.

(b)                                 By execution hereof, the General Partner hereby (i) accepts each of OWL’s and Mr. Bailey’s agreement to be bound by the Registration Rights Agreement, (ii) covenants and agrees that the Registration Rights Agreement is hereby amended to include each of OWL and Mr. Bailey as a party in a capacity as a Rights Holder and (iii) agrees that each of OWL and Mr. Bailey shall have all rights provided to a Rights Holder under the Registration Rights Agreement; provided, however, for purposes of determining the aggregate Registrable Securities of (i.e., owned by, held by, etc.) OWL and Mr. Bailey under the Registration Rights Agreement, such Registrable Securities shall include (x) with respect to OWL, the Registrable Securities of (i.e., owned by, held by, etc.) the OWL Group (as hereafter defined) and (y) with respect to Mr. Bailey, the Registrable Securities of (i.e., owned by, held by, etc.) the Bailey Group (as hereafter defined); provided, further any action taken by OWL with respect to the Registrable Securities of OWL shall be taken pro rata, with respect to, on behalf of, and for the benefit of, all of the Registrable Securities held by the OWL Group, and any action taken by Mr. Bailey with respect to the Registrable Securities of Mr. Bailey shall be taken pro rata, with respect to, on behalf of, and for the benefit of, all of the Registrable Securities held by the Bailey Group; provided, further, notwithstanding anything in the Registration Rights Agreement to the contrary (including, without limitation, Section 6(c) thereof), in no event shall any member of the OWL Group or Bailey Group have any right to take any action (or exercise or waive any rights) under the Registration Rights Agreement with respect to Common Units held thereby, and the power to take all such rights and actions on behalf of any members of the OWL Group and the Bailey Group shall be vested in, and reside exclusively with, OWL and Mr. Bailey, respectively;.

(c)                                  For purposes hereof:  “Bailey Group” means, collectively, Mr. Bailey and PJB Irrevocable Trust.

(d)                                 For purposes hereof: “OWL Group” means, collectively, the Persons set forth on Annex A hereto.

3.                                      Miscellaneous.

(a)                                 From and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Registration Rights Agreement as amended hereby.

(b)                                 Except as specifically set forth above, the Registration Rights Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c)                                  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment and Joinder to First Amended and Restated Registration Rights Agreement on the date first written above.

NGL ENERGY HOLDINGS LLC

By:	/s/ James J. Burke
Name: James J. Burke
Title: Chief Executive Officer, High Sierra Energy

OILFIELD WATER LINES, LP
By:	Oilfield Water Lines, GP, LLC

By:	/s/ T. Chris Cooper
Name: Chris Cooper
Title: Chief Executive Officer

/s/ Terry G. Bailey
By: Terry G. Bailey